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                                                                  Exhibit 10.67

                    CONTINGENT SALE AND ASSIGNMENT OF OPTIONS

         This Agreement is dated as of April 8, 1996, by and between Michael R. Shott ("Shott") and Commodore Media of Kentucky, Inc. ("Commodore").

        WHEREAS, Commodore has entered into an agreement to purchase from Adventure Communications, Inc. ("Adventure") substantially all of the assets of Radio Stations WKEE-AM/FM, Huntington, West Virginia, WZZW(AM), Milton, West Virginia (collectively the "Adventure West Virginia Stations") and WBVB(FM), Coal Grove, Ohio and WIRO(AM), Ironton, Ohio (collectively the "Adventure Ohio Stations"), which stations are owned by and licensed to Adventure; and

        WHEREAS, Commodore has simultaneously entered into an agreement to purchase from Simmons Broadcasting Company ("SEC") substantially all of the assets of Radio Stations WHRD(AM), Huntington West Virginia and WFXN(FM), Milton, West Virginia (collectively the "SBC West Virginia Stations") and WMLV(FM), Ironton, Ohio (the "SBC Ohio Station"), which stations are owned by and licensed to SBC; and

        WHEREAS, in order to permit the acquisition of the SBC West Virginia and Ohio Stations by Commodore, Shott has agreed to convey to Commodore certain rights secured by Shott by (i) an option dated February 6, 1995, between Shott and SBC relating to station WHRD(AM) (the "WHRD Option"), (ii) an option dated August 1, 1994, between Shott and SBC relating to station WFXN(FM) (the "WFXN Option, and (iii) an option dated December 27, 1994, between Shott and SBC relating to station WMLV(FM) (the "WMLV Option" and collectively the
"Options"), such as conveyance to be contingent upon and subject to the closings described in Section 2, hereof.
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        NOW, THEREFORE, in consideration of the above premises and the agreements and covenants set forth below, the parties, intending to be legally bound, agree as follows:

        1. Assignment and Exercise. Shott hereby conveys and assigns the Options to Commodore. The Options shall be deemed to be effectively exercised by Commodore when (i) Commodore enters into an Asset Purchase Agreement with SBC for the purchase and sale of the SBC West Virginia and Ohio Stations (the "SBC Purchase Agreement") and (ii) Commodore simultaneously enters into an Asset Purchase Agreement with Adventure for the purchase and sale of the Adventure West Virginia and Ohio Stations (the "Adventure Purchase Agreement"). Commodore represents and covenants that it is now, and will be at the time it executes the SBC Purchase Agreement, qualified to become the licensee of the SBC Stations listed herein.

        2. Conditions to Assignments. The assignment by Shott of the Options for the acquisition of the SBC West Virginia Stations is conditioned upon and subject to (i) the simultaneous closings on the acquisition by Commodore of the SBC West Virginia Stations and the Adventure West Virginia Stations in accordance with the terms of the respective Purchase Agreements and (ii) the delivery to Shott by Commodore at such closings of the consideration set forth in Section 3 below. The assignment by Shott of the Option for the acquisition of the SBC Ohio Stations is conditioned upon and subject to (iii) the simultaneous closings on the acquisition by Commodore of the SBC Ohio Station and the Adventure Ohio Stations in accordance with the terms of the respective Purchase Agreements and (iv) the delivery to Shott by Commodore at such closings of the consideration set forth in Section 3 below.

         3. Consideration. At the closings on the acquisition of the SBC West Virginia Stations and the Adventure West Virginia Stations by Commodore, Commodore shall deliver to

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Shott by wire transfer of immediately available federal funds the sum of Two
Million, Nine Hundred Fifty Eight Thousand Dollars ($2,958,000.00) for the sale of the WFXN Option and the WHRD Option. At the closings on the acquisition of the SBC Ohio Station and the Adventure Ohio Stations by Commodore, Commodore shall deliver to Shott by wire transfer of immediately available federal funds the sum of Seven Hundred Forty Two Thousand Dollars ($742,000.00) for the sale of the WMLV Option.

         4. Brokerage Commission. At the closings on the sale of the Options to Commodore, the parties shall be obligated to deliver to each of Media Venture Partners and Blackburn & Co. the sum of $14,790.090 (($29,580.00) as brokerage commissions for the sale of the WFXN and WHRD Options, and the sum of $3,710.00 ($7,420.00 total) for the sale of the WMLV Option. Shott and Commodore shall each be responsible for one-half of the brokerage commissions.

        5. Failure to Close. In the event there is a termination of the SBC Purchase Agreement without a closing on the purchase of the SBC West Virginia Stations, Shott shall retain all his right, title and interest in the WFXN Option and the WHRD Option, and the conditional conveyance thereof to Commodore shall be null and void and of no further effect. In the event there is a termination of the SBC Purchase Agreement without a closing on the purchase of the SBC Ohio Station, Shott shall retain all his right, title and interest in the WMLV Option, and the conditional conveyance thereof to Commodore shall be null and void and of no further effect.

         6. Representations and Warranties. Shott hereby represents and warrants:

            (a) He has all right, title and interest in and to the Options and has not sold,

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granted, conveyed or assigned any of his right, title or interest in or to the
Options to any third person, firm or corporation;

            (b) There are no liens or encumbrances on the Options and no claims, proceedings or litigation exist or are pending with respect to the Options;

            (c) He has the right to enter into and perform this Agreement; and

            (d) All amounts payable to SBC prior to the date hereof pursuant to the Options have been paid.

         7. Indemnification. Shott shall indemnify Commodore, its successors and assigns and hold them harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including but not limited to attorneys' fees and disbursements, arising out of, or resulting from, the breach by Shott of any representations made by Shott herein.

         8. Assignment. This Agreement and the rights granted hereunder may be assigned by Commodore to any entity that acquires Commodore's rights under SBC Purchase Agreement.

         9. Governing Law. The law governing this transaction shall be the law of the State of West Virginia without regard to conflicts of internal law.

         10. Notices. All notices permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercia delivery service or registered or certified mail, return receipt requested or sent by telecopy, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon receipt thereof, and (iv) addressed as follows:

             Given to Shott:                Michael R. Shott, President
                                            Adventure Communications, Inc.

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                                            100 Bluefield Avenue, Suite 3,
                                            Bluefield, West Virginia 24701-2744
                                            Telecopier: (304) 324-0584.

             Given to Commodore:            Commodore Media, Kentucky Inc.
                                            500 Fifth Avenue,
                                            New York, New York 10110
                                            Attn: Bruce A. Friedman, President
                                            Telecopier: (212) 302-6457

         11. Counterparts. This Agreement may be signed into any number of counterparts with the same effect as the signature on each counterpart were upon the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            /s/ Michael R.Shott
                                            ------------------------------------
                                            Michael R. Shott



                                            Commodore Media of Kentucky, Inc.


                                            By: /s/ Bruce Friedman
                                                --------------------------------
                                                Bruce Friedman, President

The assignment of the options to and the exercise of the options by Commodore are hereby acknowledged and agreed to:


                                            Simmons Broadcasting Company


                                            By: /s/ W. Lee Simmons
                                                --------------------------------
                                                W. Lee Simmons, President

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